0272

BRAINSTORM CELL THERAPEUTICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 10501E 201

THIS IS TO CERTIFY THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.00005 PER SHARE, OF

BRAINSTORM CELL THERAPEUTICS, INC.

transferable on the books of the corporation in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

SEAL

President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.) TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE